Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated November 9, 2011 relating to the combined financial statements of Vantiv Holding, LLC (formerly known as FTPS Holding, LLC) and Transactive Ecommerce Solutions Inc. for the six-month period ended June 30, 2009, appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, OH

July 23, 2012